UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 3, 2024

ZILLOW GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 36, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)
(206) 470-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZG	The Nasdaq Global Select Market
Class C Capital Stock, par value $0.0001 per share	Z	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 3, 2024, Zillow Group, Inc. (“Zillow Group” or “the Company”) held its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). At the 2024 Annual Meeting, Zillow Group’s shareholders voted on the following matters:

(1)
to elect four Class I directors (Erik Blachford, J. William Gurley, Gordon Stephenson and Claire Cormier Thielke) each nominated by the Company’s Board of Directors to serve until the 2027 Annual Meeting of Shareholders;

(2)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
(3)	to approve, on an advisory basis, the compensation of the Company’s named executive officers.
Zillow Group’s inspector of election certified the following voting results:
Proposal 1: Election of Directors

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Erik Blachford	92,593,173	5,835,893	85,090	5,197,182
J. William Gurley	98,374,947	53,996	85,213	5,197,182
Gordon Stephenson	87,626,749	10,872,132	15,275	5,197,182
Claire Cormier Thielke	98,221,364	209,730	83,062	5,197,182
Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN
103,463,269	134,967	113,102
Proposal 3: Advisory Vote to Approve the Compensation of Named Executive Officers

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
76,393,953	22,028,594	91,609	5,197,182

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2024	ZILLOW GROUP, INC.

	By:	/s/ JENNIFER ROCK
	Name:	Jennifer Rock
	Title:	Chief Accounting Officer